Exhibit 99.1

PRESS RELEASE

SAIC Announces Key Leadership Appointments

Prabu Natarajan Named Permanent Executive Vice President of the Civilian Business Group; Kenneth Crews to Join SAIC as Executive Vice President and Chief Financial Officer Elect

RESTON, Va., Oct. 13, 2026 (GLOBE NEWSWIRE) — Science Applications International Corp. (NASDAQ: SAIC) today announced two key leadership appointments intended to strengthen the executive team and position the company for long-term success through accelerated growth and strong execution.

Prabu Natarajan has been named permanent Executive Vice President of the Civilian Business Group, effective immediately, after serving as interim lead for the past several months. Natarajan currently serves as SAIC’s Chief Financial Officer and brings deep enterprise leadership and extensive knowledge of SAIC’s business, customers, and strategy to his new role. As the Civilian Business Group leader, he will continue to build on the group’s momentum and advance SAIC’s growth and delivery for federal civilian customers. Natarajan will continue his role as Executive Vice President of Enterprise Operations and oversight of Project ORBIT.

Kenneth (Ken) Crews will join SAIC as Executive Vice President and Chief Financial Officer Elect. Crews is an accomplished finance executive with extensive experience driving enterprise performance, shaping business strategy, and enabling sustainable growth across complex organizations. He previously served as Corporate Vice President and Chief Financial Officer at Northrop Grumman, where he held several leadership roles during his more than 20 years with the company.

Crews will join SAIC on October 30, with Natarajan continuing to serve as Chief Financial Officer during the transition. Crews will formally assume the Chief Financial Officer role on December 7, 2026.

“SAIC has significant opportunities ahead, and having the right leaders in the right roles is critical to executing our strategy and accelerating growth,” said Jim Reagan, SAIC Chief Executive Officer. “Prabu has demonstrated strong leadership of our Civilian business and brings a deep understanding of our customers, our company, and the missions we support. Ken brings significant financial and operational leadership experience that will continue to help us drive performance and execute our strategy. I look forward to working with these accomplished leaders as we build on the momentum we have established and position SAIC for continued growth and long-term success.”

The appointments come as SAIC continues to advance its strategy, invest in differentiated capabilities and talent, and focus on delivering greater value for customers and shareholders.

PRESS RELEASE

About SAIC

SAIC® is a premier mission integrator focused on advancing the power of technology and innovation to serve and protect our world. Our robust portfolio of offerings across the defense, space, intelligence, and civilian markets includes secure high-end solutions in mission IT, enterprise IT, engineering services, and professional services. We rapidly integrate emerging technologies into mission operations that modernize and enable critical national imperatives.

We are approximately 23,000 strong; driven by mission, united by purpose, and inspired by opportunities. Headquartered in Reston, Virginia, SAIC has annual revenues of approximately $7.3 billion. For more information, visit saic.com. For ongoing news, please visit our newsroom.

Media Contact

Caralyn Duke

Senior Manager, Media Relations

publicrelations@saic.com

Investor Relations Contact

Jon Raviv

VP, Investor Relations

investorrelations@saic.com

Forward-Looking Statements

Forward-Looking Statements Certain statements in this release contain or are based on “forward-looking” information within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “guidance,” and similar words or phrases. Forward-looking statements in this release may include, among others, estimates of future revenues, operating income, earnings, earnings per share, charges, total contract value, backlog, outstanding shares and cash flows, as well as statements about future dividends, share repurchases and other capital deployment plans. Such statements are not guarantees of future performance and involve risk, uncertainties and assumptions, and actual results may differ materially from the guidance and other forward-looking statements made in this release as a result of various factors. Risks, uncertainties and assumptions that could cause or contribute to these material differences include those discussed in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” sections of our Annual Report on Form 10-K, as updated in any subsequent Quarterly Reports on Form 10-Q and other filings with the SEC, which may be viewed or obtained through the Investor Relations section of our website at saic.com or on the SEC’s website at sec.gov. Due to such risks, uncertainties and assumptions you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. SAIC expressly disclaims any duty to update any forward-looking statement provided in this release to reflect subsequent events, actual results or changes in SAIC’s expectations. SAIC also disclaims any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.